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AIM EMPLOYEES ENCOURAGED TO CAST SHAREHOLDER PROXY VOTES

Feb. 27 - AIM employees who have received a proxy solicitation for the proposed reorganizations of AIM Aggressive Growth Fund, AIM Blue Chip Fund, AIM Mid Cap Growth Fund, AIM Premier Equity Fund, AIM Small Company Growth Fund and/or AIM Weingarten Fund and who have not yet voted are encouraged to cast their votes before Tuesday's shareholder meeting. Voting can be done in any of the three following ways:

To vote by speaking with a representative, call 1-888-684-2426.

To vote by Internet, go to www.aiminvestments.com/proxy and enter the control number located on your proxy card.

To vote by Touch-tone phone, call 1-888-221-0697 and follow the simple instructions.